Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Southern First Bancshares, Inc. of our report dated March 5, 2013, appearing in the annual report on Form 10-K of Southern First Bancshares, Inc. for the year ended December 31, 2012 and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

                                                                                                /s/Elliott Davis, LLC

Greenville, South Carolina

February 18, 2014